Exhibit (23)--CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-13489) pertaining to the 1984 Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 33-23642) pertaining to the 1988
Non-Qualified Stock Option Plan, in the Registration Statement (Form S-8 No. 33-34908) pertaining to the 1989 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-40798) pertaining to the 1990 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-50440) pertaining to the 1991 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64308) pertaining to the 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-64316) pertaining to the 1993 Consultants' Stock Option Plan, in the Registration Statement (Form S-8 No. 33-55303) pertaining to the 1993 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-02221) pertaining to the 1995 Stock Option Plan in the Registration Statement (Form S-8 No. 33-60231) pertaining to the Surgical Health Corporation and Heritage Surgical Corporation Stock Option Plans, in the Registration Statement (Form S-8 No. 33-64615) pertaining to the Sutter Surgery Centers, Inc. Stock Option Plans, in the Registration Statement (Form S-8 No. 333-00565) pertaining to the Surgical Care Affiliates Stock Option Plans, in the Registration Statement (Form S-8 No. 333-12111) pertaining to the Professional Sports Care Management, Inc. Stock Option Plans and in the Registration Statement (Form S-8 No. 333-18035) pertaining to the ReadiCare Stock Option Plans of our report, dated February 24, 1997, except for the first paragraph of Note 15, as to which the date is March 12, 1997, with respect to the consolidated financial statements and financial statement schedule of HEALTHSOUTH Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1996.





                                     ERNST & YOUNG LLP

Birmingham, Alabama
March 21, 1997